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                                                                      EXHIBIT 99

                          AMENDED AND RESTATED
                      CHARTER OF THE AUDIT COMMITTEE
                       OF THE BOARD OF DIRECTORS
                                   OF
                           SSP SOLUTIONS, INC.

                      Adopted as of February 10, 2004

I.       PURPOSE AND SCOPE

         The primary function of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of SSP Solutions, Inc. (the "Corporation") is to (a) assist the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's stockholders or to the general public, and
(ii) the Corporation's internal financial and accounting controls, (b) oversee the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Corporation, (c) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Corporation's financial condition and results of operations and (d) serve as the Qualified Legal Compliance Committee (the "QLCC") in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.
II.      COMPOSITION

         The Committee shall be comprised of a minimum of two directors as appointed by the Board of Directors, who shall meet the independence, audit committee composition and QLCC composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a "Regulatory Body" and collectively, the "Regulatory Bodies"), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

         At the time of his or her appointment to the Committee, each member of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, no later than the earliest time required by any Regulatory Body, at least one member of the Committee shall qualify as an "audit committee financial expert" (as such term is defined by the SEC rulemaking).

         The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Committee shall carry out the following specific activities:

         A.       DOCUMENT REVIEW

                  1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).



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                  2. Review with representatives of management and
         representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-KSB. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-KSB. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-QSB.

                  3. Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-QSB.

         B.       INDEPENDENT ACCOUNTING FIRM

                  1. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent accounting firm engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The Committee shall have the ultimate authority and responsibility to appoint, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for stockholder approval in any proxy statement).

                  2. Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

                  3. Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by applicable Regulatory Body rules and regulations.

                  4. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

                  5. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

                  6. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

                  7. Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

                  8. Consider in advance whether or not to approve any non-audit services to be performed by the independent accounting firm required to be approved by the Committee pursuant to the rules and regulations of any applicable Regulatory Body.

                  9. The Committee shall have the authority to oversee and determine the compensation of any independent accounting firm engaged by the Corporation.

         C.       FINANCIAL REPORTING PROCESSES

                  1. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.



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                  2. Review disclosures made to the Committee by the
         Corporation's chief executive officer and chief financial officer in connection with their certifications of the Corporation's reports on Form 10-KSB and Form 10-QSB, including disclosures concerning (a) evaluations of the design and operation of the Corporation's internal financial and accounting controls, (b) any significant deficiencies discovered in the design and operation of the Corporation's internal controls which could adversely affect the Corporation's ability to record, process, summarize, and report financial data, and (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosures indicate the finding of any significant deficiencies in internal controls or fraud.

                  3. Regularly review the Company's critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation's internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management's accounting policies.

         D.       COMPLIANCE

                  1. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel, independent accounting consultants and/or other experts at the Corporation's expense to review any matter under its responsibility.

                  2. Establish written procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

                  3. Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

         E.       REPORTING

                  1. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders.

                  2. To the extent required by any Regulatory Body, instruct the Corporation's management to disclose in its Form 10-KSB and Form 10-QSB's the approval by the Committee of any nonaudit services performed by the independent accounting firm, and review the substance of any such disclosure.

         F.       QLCC RESPONSIBILITIES

                  1. Establish written procedures for the confidential receipt, retention and consideration of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law by the Corporation or by any officer, director, employee or agent of the Corporation (each, a "Material Violation") that is reported to the Committee by the Corporation's chief legal officer (or the equivalent thereof) or other legal advisors.

                  2. To the extent required by any Regulatory Body, inform the Corporation's chief legal officer and chief executive officer (or the equivalents thereof) of any report of evidence of a Material Violation that is reported to the Committee by the Corporation's chief legal officer (or the equivalent thereof) or other legal advisor.



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                  3. Determine whether an investigation is necessary regarding any report of evidence of a Material Violation that is reported to the Committee by the Corporation's chief legal officer (or the equivalent thereof) or other legal advisors.

                  4. If the Committee determines an investigation is necessary or appropriate: (a) notify the full Board; (b) initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and (c) retain such additional expert personnel as the Committee deems necessary. At the conclusion of any such investigation: (i) recommend, by majority vote, that the Corporation implement an appropriate response to evidence of a Material Violation; and (ii) inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the Board of the results of any such investigation and the appropriate remedial measures to be adopted.

                  5. Acting by majority vote, take all other appropriate actions to respond to evidence of a Material Violation that is reported to the Committee by the Corporation's chief legal officer (or the equivalent thereof) or other legal advisors.